Exhibit 32
CERTIFICATION OF PERIODIC REPORT
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, Kevin S. Blair, the Chief Executive Officer of Synovus Financial Corp. (the “Company”), and Andrew J. Gregory, Jr., the Chief Financial Officer of the Company, hereby certify that, to the best of their knowledge:
(1) The Company's Annual Report on Form 10-K for the period ended December 31, 2024 (the “Report”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 21, 2025	BY:	/s/ Kevin S. Blair
Kevin S. Blair
Chairman of the Board, Chief Executive Officer, and President

Date:	February 21, 2025	BY:	/s/ Andrew J. Gregory, Jr.
Andrew J. Gregory, Jr.
Executive Vice President and Chief Financial Officer
This certification “accompanies” the Form 10-K to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K, irrespective of any general incorporation contained in such filing.)